Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 27, 2019 with respect to the consolidated financial statements of Bonanza Creek Energy, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2019, which is incorporated by reference in this Amendment No. 2 to Registration Statement No. 333-251402 on Form S-4. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Oklahoma City, OK

February 5, 2021